Exhibit (h)(9)

Amendment to ALPS ETF Trust Administration Agreement

This Amendment to ALPS ETF Trust Amended and Restated Administration Agreement (this “Amendment”), dated April 1, 2025 between ALPS ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Fund Services, Inc. (“ALPS”).

WHEREAS, the Trust and ALPS have entered into an ALPS ETF Trust Amended and Restated Administration Agreement dated March 6, 2017 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Effective as of the date hereof, Appendix A of the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2.       Effective as of the date hereof, Appendix C of the Agreement is hereby deleted in its entirety and replaced with a new Appendix C attached hereto.

3.       Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

ALPS ETF TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Laton Spahr	By:	/s/ Bhagesh Malde
Name:	Laton Spahr	Name:	Bhagesh Malde
Title:	President	Title:	Senior Vice President

APPENDIX A

Fund Name	Initial Approval Date	Initial Term
Alerian Energy Infrastructure ETF	October 24, 2013	Two Years
Alerian MLP ETF	August 11, 2010	Two years
ALPS Emerging Sector Dividend Dogs ETF	December 12, 2013	Two Years
ALPS Equal Sector Weight ETF	June 23, 2009	Two Years
ALPS International Sector Dividend Dogs ETF	June 10, 2013	Two Years
ALPS Medical Breakthroughs ETF	December 29, 2014	Two Years
ALPS Sector Dividend Dogs ETF	June 11, 2012	Two Years
Barron’s 400 SM ETF	June 3, 2013	Two Years
ALPS REIT Dividend Dogs ETF (f/k/a Cohen & Steers Global Realty Majors ETF)	April 1, 2008	Two Years
RiverFront Dynamic Core Income ETF	June 2, 2016	Two Years
RiverFront Dynamic US Dividend Advantage ETF	June 2, 2016	Two Years
ALPS Active Equity Opportunity ETF (f/k/a, the RiverFront Dynamic US Flex- Cap ETF)	June 2, 2016	Two Years
RiverFront Strategic Income Fund	June 10, 2013	Two Years
ALPS Disruptive Technologies ETF	December 29, 2017	Two Years
ALPS Clean Energy ETF	March 5, 2018	Two Years
ALPS Active REIT ETF	December 7, 2020	Two Years
ALPS Intermediate Municipal Bond ETF	September 13, 2021	Two Years
ALPS | O’Shares U.S. Quality Dividend ETF	February 16, 2022	Two Years
ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF	February 16, 2022	Two Years

ALPS | O’Shares Global Internet Giants ETF	February 16, 2022	Two Years
ALPS | O’Shares Europe Quality Dividend ETF	February 16, 2022	Two Years
ALPS | Smith Core Plus Bond ETF	March 7, 2023	Two Years
ALPS Level Four Large Cap Growth Active ETF	March 7, 2023	Two Years
ALPS Electrification Infrastructure ETF	April 1,2025	Two Years

APPENDIX C

Fees

[REDACTED]